UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024 (June 25, 2024)

GLOBAL TECHNOLOGIES, LTD

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25668	86-0970492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Campus Dr., Suite 105, Parsippany, NJ 07054

(Address of Principal Executive Office) (Zip Code)

(973) 233-5151

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GTLL	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series N Preferred Stock

On June 25, 2024, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series N Preferred Stock, par value $0.01. The designation of the new Series N Preferred Stock was approved by the Board of Directors on May 31, 2024. The Company is authorized to issue two million (2,000,000) shares of the Series N Preferred Stock.

Dividends. The holders of Series N Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

Voting.

a) Except as otherwise provided herein, each outstanding share of Series N Preferred Stock shall have 1,000 votes per share (and, for the avoidance of doubt, each fraction of a share of Series N Preferred Stock shall have a ratable number of votes). The outstanding shares of Series N Preferred Stock shall vote together with the outstanding shares of Class A Common Stock, par value $0.0001 per share (the “Common Stock”), of the Corporation as a single class exclusively with respect to any matters brought before shareholders for a vote except to the extent required under the DGCL.

Conversion Rights.

a) Outstanding. If at least one share of Series N Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series N Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock defined below.

b) Method of Conversion.

i) Procedure- Before any holder of Series N Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Series N Preferred Stock, and shall give written notice 5 business days prior to date of conversion to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued. The Company shall, within five business days, issue and deliver at such office to such holder of Series N Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the “Conversion Date.”

c) Conversion Rate. The shares of Series N Preferred stock may be converted into shares of Common Stock at a fixed conversion price of $0.50.

d) Adjustments to Conversion Rate.

i) Subdivisions, Combinations, or Consolidations of Common Stock. In the event the outstanding shares of common stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of common stock after the effective date of this Certificate of Designation, the Series N Conversion Rate shall not be effected.

ii) Adjustment for Common Stock Dividends and Distributions. If the Company at any time subdivides, combines or consolidates the outstanding shares of common stock as contemplated by Section 4(g), in each such event the Series N Conversion Rate shall not be effected.

iii) Reclassifications and Reorganizations. In the case, at any time after the date hereof, of any capital reorganization, merger or any reclassification of the stock of the Company (other than solely as a result of a stock dividend or subdivision, split-up or combination of shares), the Series N Conversion Rate then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted and the terms of the Series N Preferred Stock shall be deemed amended such that the shares of the Series N Preferred Stock shall, after such reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the Company or otherwise to which such holder would have been entitled if immediately prior to such reorganization or reclassification, the holder’s shares of the Series N Preferred Stock had been converted into common stock. The provisions of this Section shall similarly apply to successive reorganizations or reclassifications.

iv) Distributions Other Than Cash Dividends Out of Retained Earnings. If the Company shall declare a cash dividend upon its common stock payable otherwise than out of retained earnings or shall distribute to holders of its common stock shares of its capital stock (other than shares of Common Stock and other than as otherwise would result in an adjustment pursuant to this Section, stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for common stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in each such case, provision shall be made so that the holders of Series N Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company and other property which they would have received had their Series N Preferred Stock been converted into common stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities and other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section with respect to the rights of the holders of the Series N Preferred Stock.

Item 7.01 Regulation FD Disclosure

On June 27, 2024, the Company issued a press release announcing that it had increased shareholder equity through an exchange of preferred stock. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On June 26, 2024, the Company entered into a Share Exchange Agreement (the “Agreement”) with each of the Holders of the Company’s Series L Preferred Stock (the “Series L”). As of the date of the Agreement, there were a total of 339 shares of Series L outstanding. Under the terms of the Agreement:

1.	The Holder shall receive five thousand (5,000) shares of Series N Preferred Stock (“Series N”) for each share of Series L held.
2.	The Holder shall receive a 10% bonus for each share of Series L exchanged. Thus, for each one share of Series L exchanged, the Holder shall receive a total of 5,500 shares of Series N.
3.	The Company shall have until March 31, 2025 (the “Deadline Date”) to apply to uplist to the NASDAQ or a National Exchange.
4.	In the event the Company fails to apply for the uplist by the Deadline Date, the Holder shall have the right to exchange the Series N shares for the same number of Series L shares exchanged under this Agreement.
5.	Upon a successful uplist, the Company agrees to file a Registration Statement, prior to or within 30 days after the uplist, to register the number of shares of Class A Common Stock to be issued to the Holder upon conversion of the Series N shares.

On June 26, 2024, all outstanding shares of Series L were exchanged for the newly designated Series N shares. A total of 1,864,500 shares of Series N were issued. All outstanding shares of Series L were retired.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation, Rights, Preferences and Limitations of Series N Preferred Stock
10.1	Share Exchange Agreement
99.1	Press release dated June 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL TECHNOLOGIES, LTD

Date: June 27, 2024	By:	/s/ Fredrick Cutcher
	Name:	Fredrick Cutcher
	Title:	Chief Executive Officer